Exhibit 99.1

COMTECH TELECOMMUNICATIONS CORP. EXTENDS TERM OF ACQUISITION AGREEMENT FOR UHP

Melville, N.Y. - December 30, 2020 - Comtech Telecommunications Corp. (“Comtech”) (NASDAQ: CMTL) reported today that Comtech and UHP Networks, Inc. (“UHP”), a leading provider of innovative and disruptive satellite ground station technology solutions, agreed to extend their agreement for Comtech’s purchase of UHP, which was originally announced in November 2019, until February 28, 2021. UHP is based in Canada and has developed revolutionary technology that is transforming the Very Small Aperture Terminal ("VSAT") market.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The company sells products to a diverse customer base in the global commercial and government communications markets.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL
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Media Contact:
Michael D. Porcelain, President and Chief Operating Officer
631-962-7000
info@comtechtel.com